Exhibit 23.1

Consent of PricewatershouseCoopers LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 27, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Post Holdings, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2013. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firms” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri

May 19, 2014